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                                                                    Exhibit 99.1

                                 PRESS RELEASE

Monday May 15, 4:04 am Eastern Time
Company Press Release

Mission Critical Software and NetIQ Complete Merger

     HOUSTON and SANTA CLARA, Calif.--(BUSINESS WIRE)--May 15, 2000-- Mission Critical Software, Inc. (NASDAQ: MCSW - news) and NetIQ Corporation (NASDAQ:
                                 ----   ----
NTIQ - news) today announced that the merger of the two companies was completed
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following approval by both companies' stockholders. Concurrent with the closing of the merger, NetIQ Corporation has been selected as the name of the combined company. The common stock of NetIQ Corporation will continue to be traded on the Nasdaq National Market under trading symbol (NTIQ).

     As part of the merger, Mission Critical Software stockholders will receive
0.9413 share of NetIQ common stock for each share of Mission Critical Software common stock. Each company's stockholders will hold shares representing about 50 percent of the combined company on a diluted basis.

     The merger creates a company that provides e-businesses, enterprise customers and application service providers (ASPs) with comprehensive infrastructure management solutions encompassing application, directory, server and network performance management.

     "There is an enormous market opportunity in the Windows NT and Windows 2000 systems management and e-business infrastructure management space. We believe the combination of our companies lets us take better advantage of this opportunity," said Michael S. Bennett, executive chairman of the combined company and former chief executive officer at Mission Critical Software. "This union also enables us to leverage our respective leadership in administration and directory management as well as performance and availability management and provides significant cross selling opportunities."

     "This merger positions us as a premier provider of e-business infrastructure management software," said Ching-Fa Hwang, chief executive officer of the combined company and former chief executive officer at NetIQ. "With our combined talents and strengths, we can quickly deliver comprehensive and scalable solutions for managing today's complex, dynamic e-business environments."

     On Monday, May 22, NetIQ will announce new strategic initiatives and solutions for managing e-businesses. Michael Bennett, executive chairman and Ching-Fa Hwang, chief executive officer at NetIQ, will make the announcement. All media, analysts, shareholders, partners and customers are invited to join the Webcast. To register please visit http://www.netiq.com/ or
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http://www.missioncritical.com./
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     About NetIQ

     NetIQ is a leading provider of e-business infrastructure management software that enables organizations to optimize the performance and availability of their Windows NT- and Windows 2000-based systems and applications. The company provides e-businesses, enterprise customers and application service providers (ASPs) with comprehensive infrastructure management solutions encompassing application, directory, server and network performance management. The company is headquartered in Santa, Clara, Calif. with some key executives, development and operational personnel in Houston, Texas and operations and development personnel in Raleigh, North Carolina and Bellevue, WA. NetIQ has over 1800 customers including Charles Schwab, Microsoft, Nasdaq and Shell Services International. For more information please visit NetIQ's Web site at http://www.netiq.com./ or call 408/330-7000.
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     All referenced product names are trademarks of their respective companies.

     With the exception of the historical data contained herein, this press release is comprised of statements relating to future results of the companies that are "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The companies' actual future results could differ materially from the results discussed herein. Factors that could cause or contribute to such differences include the risks inherent in acquisitions of technology businesses including the successful integration of the companies, the timing and successful completion of technology and product development, the company's ability to retain and hire key executives, technical personnel and other employees, changing relationships with customers, suppliers and strategic partners, unanticipated costs associated with integration activities, as well as customer acceptance of new product offerings, and competition in the companies' various product lines. For a more complete discussion of risks and uncertainties see the section entitled "Risk Factors" in NetIQ's registration statement on Form S-4 as filed with the Securities and Exchange Commission.

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     Contact:
  NetIQ
  Susan Torrey, 713/548-1863 (Press Relations) susan.torrey@netiq.com
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  or
  Debra Randall, 408/330-7116 (Investor Relations) debra.randall@netiq.com
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